EXHIBIT 10.22(a)

SCHEDULE A TO EXHIBIT 10.22

The following individuals entered into director retirement agreements with The Ohio Valley Bank Company which are identical to the Director Retirement Agreement, dated December 19, 2017, between Kimberly A. Canady and The Ohio Valley Bank Company filed herewith.

Name	Date of Agreement

Edward J. Robbins	December 19, 2017